Exhibit 99.1

Collegiate Funding Services, Inc. Closes Student Loan
Asset-Backed Securities Offering

FREDERICKSBURG, Va., July 27, 2005 – Collegiate Funding Services, Inc. (Nasdaq: CFSI) today announced that it has closed an offering of $1.3 billion in floating rate Student Loan Asset-Backed Notes.

“The proceeds of this offering will be used to refinance approximately $900 million in auction rate certificates remaining under our privately placed master trust, Collegiate Funding Services Education Loan Trust I,” said J. Barry Morrow, president and chief executive officer of Collegiate Funding Services, Inc. “As a result of this financing, we have significantly reduced the volatility of our long-term funding, while taking advantage of the current favorable market for asset-backed issues. The additional $400 million will be used to finance FFELP consolidation loans currently outstanding in our warehouse facility.”

Collegiate Funding Services Education Loan Trust 2005-B, a special purpose vehicle created to securitize student loan assets, was the issuer of the Notes. The details of the pricing of the Notes are as follows:

Class	Par Amount	Interest Rate	Final Maturity
Class A-1 Notes	$423,000,000	3-month LIBOR plus 0.01%	September 28, 2017
Class A-2 Notes	$253,000,000	3-month LIBOR plus 0.10%	December 28, 2021
Class A-3 Notes	$218,000,000	3-month LIBOR plus 0.12%	December 30, 2024
Class A-4 Notes	$360,500,000	3-month LIBOR plus 0.16%	March 28, 2035
Class B Notes	$45,500,000	3-month LIBOR plus 0.32%	March 28, 2035

TOTAL	$1,300,000,000

All of the Class A Notes are rated Aaa by Moody’s Investors Service, Inc., AAA by Fitch Ratings and AAA by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. The Class B Notes are rated Aa1 by Moody’s Investors Service, Inc., AA+ by Fitch Ratings, and AA by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

As a result of this transaction, the company will expense $4.3 million of unamortized note issuance costs related to the auction rate certificates. The company expects this expense to be offset over the next three years by the elimination of the 25 basis point broker dealer fee incurred under Education Loan Trust I and by a significant reduction in the company’s exposure to interest rate volatility.

About Collegiate Funding Services
Collegiate Funding Services is a leading education finance company dedicated to providing students and their families with the practical advice and loan solutions they need to help manage and pay for the cost of higher education. Collegiate Funding Services also offers a comprehensive portfolio of education loan products and services – including loan origination, loan servicing, and campus-based scholarship and affinity marketing tools – to the higher education community. As of March 31, 2005, Collegiate Funding Services had facilitated the origination of more than $19 billion in education loans; the company currently manages more than $11 billion in student loans for more than 445,000 borrowers. For additional information, visit www.cfsloans.com or call 1-888-423-7562.

Forward-Looking Statements
This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, the words “looking forward,” “expects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. Among the key factors that may have a direct bearing on the company’s operating results, performance, or financial condition are (1) our ability to successfully implement our private, in-school loan strategy; (2) changes in terms, regulations, and laws affecting student loans and the educational credit marketplace, (3) changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, (4) changes in the credit quality or performance of the loans that we purchase, retain and securitize or (5) changes in interest rates and in the securitization or secondary markets for education loans. Important factors that could cause the company’s actual results to differ materially from the forward-looking statements the company makes in this release are set forth in the company’s filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2005. The company undertakes no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events unless the company has an obligation to do so under the federal securities laws.

Investor Contact:	Media Contact:
Edward Nebb Euro RSCG Magnet Tel: 212-367-6848 ed.nebb@eurorscg.com	Ann Collier Collegiate Funding Services, Inc. Tel: 1-800-762-6441, ext. 5259 acollier@cfsloans.com

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